UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 5, 2016

(Date of Report)

November 21, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

International Trade Center Service Provider Agreement – Bangoura Djibril (Conakry, Guinea)

On November 21, 2016, AmericaTowne, Inc., a Delaware corporation (the “Company”) entered into an International Trade Center Service Provider Agreement with Mr. Bangoura Djibril, an individual located in Conakry, Guinea, (the “Guinea Trade Center Agreement”). The terms and conditions associated with the Guinea Trade Center Agreement are set forth below; however, the reader is directed to the exhibits for a copy of the executed agreement. Mr. Djibril is not a shareholder of the Company, or a related-party, and the Guinea Trade Center Agreement does not present a known, perceived or anticipated conflict of interest.

Under the Guinea Trade Center Agreement, the Company and Mr. Djibril have agreed to structure an entity in Ghana in order to support the Company’s export initiatives and other objectives set forth in the agreement. The Company is in the process of securing legal or administrative representation in order to organize or incorporate the proper entity in Guinea. It is anticipated that the Company would own 75% of the equity in the entity with Mr. Djibril owning the balance.

The general purpose behind the Guinea Trade Center Agreement is to support the operations of the Company’s programs. As a Service Provider under the Trade Center Agreement, Mr. Djibril has represented to the Company that he or his related entity(ies) has distinct experience working with individuals and businesses who may be candidates for the Company’s operations and business, including but not limited to, experience assisting businesses and entrepreneurs who may be candidates for occupancy and participation in an AmericaTowne community, or facilitating the acquisition of goods and performing services to the Company, securing funding (credit lines, loans and loan guarantees), insurance, supplier and export contracts and other related services that could assist candidates in conducting business with the Company. These services are referred to in similar and previously disclosed agreements as “Support Services.”

The parties have incorporated a mutual compensation schedule. During the term of the Guinea Trade Center Agreement (and any applicable option period), the Company, exercising its sole discretion, has agreed to pay Mr. Djibril a fee equal to 1.0% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company in its export program. One year after the execution of the Trade Center Agreement, the Company will issue 25,000 shares of the Company’s common stock to Mr. Djibril, or his designee. After February 21, 2017, provided Mr. Djibril has met the agreed upon production schedule (as determined by the Company in exercising its sole discretion), the Company will pay Mr. Djibril a stipend of $1,600 a month. For each year the Guinea Trade Center Agreement is in effect, commencing on December 31, 2016 and for four years thereafter (for a total of five years), Mr. Djibril will have an option to purchase 25,000 shares of the Company’s common stock at $1.50/share. The option may be exercised any time during the calendar year. The shares subject to the Guinea Trade Service Agreement must be purchased pursuant to a Subscription Agreement setting forth the price per share along with a representation that the shares are being purchased for Mr. Djibril’s own account, or the account of his designee, without an intent to distribute through public resale.

Mr. Djibril has agreed to pay the Company a nonrefundable service fee of $35,000 on the Effective Date of the Trade Center Agreement (the “Service Fee”). The Service Fee is recognized when deliverables under the Trade Center Agreement are provided, including the organization or incorporation of new entity, recording Mr. Eger’s equity interest in the new entity, and delivery of marketing materials to be used by Mr. Eger. The Service Fee is to be paid as follows: $5,000 upon signing the Trade Center Agreement, and monthly payments of $1,000 a month for thirty months. The first monthly payment will start on February 27, 2017, and run for 30 consecutive months. At the discretion of the Company, Mr. Djibril may be required to sign a note for any outstanding Service Fee. In addition, the Company, at its sole discretion may exchange other assets or items of value for payments due. Mr. Djibril shall be given credit for any and all funds paid pursuant to the Guinea Trade Center Agreement.

United States Trade Center Service Provider Agreement – Mardy MD Eger (Raleigh, North Carolina)

On November 28, 2016, the Company entered into a United States Trade Center Service Provider Agreement with Mardy MD Eger, an individual, located in Raleigh, North Carolina (the “Trade Center Agreement”). The terms and conditions associated with the Trade Center Agreement are set forth below; however, the reader is directed to the exhibits for a copy of the executed agreement. Mr. Eger is not a shareholder of the Company, and the Trade Center Agreement does not present a known, perceived or anticipated conflict of interest. The purpose behind the Trade Center Agreement is to support the operations of the Company’s programs, and in facilitating, more specifically, the “Support Services” set forth above in the disclosure regarding the Guinea Trade Center Agreement (but, of course, in the geographical area set forth in the Trade Center Agreement).

Under the Trade Center Agreement, the Company and Mr. Eger have agreed to organize a limited liability company or incorporate a corporation in order to support the Company’s export initiatives. It is anticipated that the Company would own 75% of the equity in the limited liability company or corporation, and Mr. Eger would own the balance. The parties have agreed that the entity would be located in Wilson, North Carolina, and service the eastern part of the State of North Carolina and other areas to be agreed upon depending on demand and other factors. The parties agree that the new entity’s ownership may change, as directed by the Company, to accommodate other investors. It is anticipated that Mr. Eger would manage the new location.

The parties have incorporated a mutual compensation schedule similar to the Guinea Trade Service Agreement. During the term of the Trade Center Agreement (and any applicable option period), the Company, exercising its sole discretion, has agreed to pay Mr. Eger a fee equal to 1.0% to 13% of the gross value of all funds, insurance, loans and or guarantees charged and collected from those businesses and individuals participating or contracting with the Company in its export program. One year after the execution of the Trade Center Agreement, the Company will issue 25,000 shares of the Company’s common stock to Mr. Eger, or his designee. After February 28, 2017, provided Mr. Eger has met the agreed upon production schedule, the Company, exercising its discretion, intends on paying Mr. Eger, either out of the Company or the new entity, a monthly stipend. For each year the Trade Center Agreement is in effect, commencing on December 31, 2017 and for four years thereafter (for a total of five years), Mr. Eger will have an option to purchase 25,000 shares of the Company’s common stock at $1.50/share. The option may be exercised any time during the calendar year. The shares subject to the Trade Service Agreement must be purchased pursuant to a Subscription Agreement setting forth the price per share along with a representation that the shares are being purchased for Mr. Eger’s own account, or the account of his designee, without an intent to distribute through public resale.

Mr. Eger has agreed to pay the Company a nonrefundable service fee of $35,000 on the Effective Date of the Trade Center Agreement (the “Service Fee”). The Service Fee is recognized when deliverables under the Trade Center Agreement are provided, including the organization or incorporation of new entity, recording Mr. Eger’s equity interest in the new entity, and delivery of marketing materials to be used by Mr. Eger. The Service Fee is to be paid as follows: $1,000 upon signing the Trade Center Agreement, and monthly payments of $1,000 a month for thirty months. The first monthly payment will start on February 27, 2017, and run for 34 consecutive months. At the discretion of the Company, Mr. Eger may be required to sign a note for any outstanding Service Fee. In addition, the Company, at its sole discretion may exchange other assets or items of value for payments due. Mr. Eger shall be given credit for any and all funds paid pursuant to the Trade Center Agreement.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2016, the Company entered into Employment, Lock-Up and Options Agreements with Arhibald Ihegaranya and Watson Salapo to serve as the Company’s Vice Presidents for Marketing. After a three-month probation period, the term of the agreements is three years with an option held by the Company to extend employment for another year. The Company has agreed to issue 25,000 shares of common stock to Mr. Ihegaranya and 25,000 shares of common stock to Mr. Salapo in consideration of their services during the term. The shares will be issued at a later date mutually agreed to by the parties. Neither Mr. Ihegaranya nor Mr. Salapo are shareholders of the Company.

The Company has agreed to provide Mr. Ihegaranya and Mr. Salapo options to acquire up to 80,000 shares of common stock of the Company, each, in increments of one-fourth (i.e. 80,000 divided by 4) per year over a four-year period. Annually for four years starting January 1, 2017, during the period for that given year covering December 1st to December 31st, the employee may purchase up to 20,000 shares at a price of $0.60 per share. Prior to issuing the shares, the funds owed through any third-party vendor relationship or situation in which the employee or a party under employee’s control has any amounts due and owing the Company, must be paid (even though at the time of these agreements, no such relationships exist for either employee). The Chairman of the Board for the Company must certify that these funds have been paid. The shares purchased under this option shall be considered subject to all rights and restrictions set forth in the Agreement.

In addition to restrictions under the 1933 Securities Act, Mr. Ihegaranya and Mr. Salapo have agreed to specific lock-up provisions once the Company issues shares of common stock. Both have agreed not to dispose or convey greater than ten-percent (10%) of their shares between the first day after the first year after issuance and the conclusion of the second year after issuance, and they shall not dispose or convey greater than twenty percent (20%) of the shares between the conclusion of the first year up to and after the first day of the third year after issuance. The lock-up period terminates immediately prior to the consummation of the first firm commitment underwritten public offering to an effective registration statement on Form S-1 (or its then equivalent) under the 1933 Securities Act, pursuant to which the aggregate price paid for the public to purchase of stock is at least $10.00, or on the third anniversary of the date of the agreement, whichever occurs first.

Arhibald Ihegaranya, Age 55, Raleigh, North Carolina, United States of America

Since 2000, Mr. Ihegaranya has been a finance officer for Shaw University in Raleigh, North Carolina. In addition, Mr. Ihegaranya is the owner of Miracle Health Care Agency, a health care services company located in Raleigh, North Carolina, and a professor of finance with Strayer University in Herndon, Virginia. Mr. Ihegaranya has a Master of Business Administration in financial management and a Bachelors of Science in accounting from Morgan State University. Mr. Ihegaranya has represented that these positions do not create any conflicts of interest with any other current employment or engagements. Mr. Ihegaranya’s position with the Company will not require his full-time dedication.

Watson Salapo, Age 52, Raleigh, North Carolina, United States of America

Mr. Salapo has extensive experience in sales and marketing. Since 2001, Mr. Salapo has been a sales and marketing representative for Samson-Blend Oil Company located in Raleigh, North Carolina, where he was responsible for developing marketing strategies. Mr. Salapo has an associates degree in accounting and business administration from Wake Tech Community College in Raleigh, North Carolina. Mr. Salapo has represented that these positions do not create any conflicts of interest with any other current employment or engagements. Mr. Salapo’s position with the Company will not require his full-time dedication.

Mr. Ihegaranya and Mr. Salapo have both represented to the Company that, in the past ten years, he has not been involved in any of the following:

(a)  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)  Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d)  Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	International Trade Center Service Provider Agreement (Guinea, Bangoura Djibril)
10.2	United States Trade Center Service Provider Agreement (Mardy MD Eger)
10.3	Employment Agreement (Ihegaranya)
10.4	Employment Agreement (Salapo)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: December 5, 2016

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